Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Feb 28, 2001
Payment Date	Mar 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.568750%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2001	Feb 15, 2001	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	156,992,423	32,578,350	42,344,244	30,788,510	13,591,428	25,736,774
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	5.738750%	5.888750%	5.988750%	6.218750%	6.568750%
Interest/Yield Payable on the Principal Balance	700,731	149,213	197,236	148,918	69,439
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	700,731	149,213	197,236	148,918	69,439
Interest/Yield Paid	700,731	149,213	197,236	148,918	69,439

Summary

Beginning Security Balance	156,992,423	32,578,350	42,344,244	30,788,510	13,591,428	25,736,774
Beginning Adjusted Balance	156,992,423	32,578,350	42,344,244	30,788,510	13,591,428
Principal Paid	3,372,699	699,841	909,630	661,392	291,968	615,572
Ending Security Balance	153,619,724	31,878,510	41,434,615	30,127,119	13,299,460	25,184,125
Ending Adjusted Balance	153,619,724	31,878,510	41,434,615	30,127,119	13,299,460
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	153,682,647	31,878,510	41,434,615	30,127,119	13,299,460
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					8,956,152
Ending OC Amount as Holdback Amount						20,087,402
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.8825331	$2.8563049	$2.9048006	$3.0163670	$1.8825294
Principal Paid per $1000	$4.2477316	$13.3966457	$13.3966053	$13.3966344	$7.9154148